Exhibit 4.18

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Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b–2 promulgated under the Securities Exchange Act of 1934, as amended.

				OMB Approval 2700–0042

	AWARD/CONTRACT	1.	THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE	OF	PAGES
					1		38

2.	CONTRACT(Proc. Inst. Ident.) NO.	3.	EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
	200–2002–00004		November 28, 2001

5.	ISSUED BY	CODE	6.	ADMINISTERED BY(If other than Item 6)	CODE	7523
Centers for Disease Control and Prevention (PGO)
2920 Brandywine Rd., Room 3000
Atlanta, GA 30341–5539

7.	NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)		8.	DELIVERY
				FOB ORIGIN	OTHER (See below)
	Acambis Inc.
	38 Sidney Street		9.	DISCOUNT FOR PROMPT PAYMENT
	Cambridge, MA 02139			Net 30
	TIN: *******

			10.	SUBMIT INVOICES	ITEM
			(4 copies unless other– wise specified)TO THE		See G.1
			ADDRESS SHOWN IN:
CODE	6511	FACILITY CODE

11.	SHIP TO/MARK FOR	CODE	12.	PAYMENT WILL BE MADE BY	CODE 7523

	As Specified in Individual Delivery Orders			Centers for Disease Control and Prevention (FMO) P.O Box 15580 Atlanta, GA 30333

13.	AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION:		14.	ACCOUNTING AND APPROPRIATION DATA
	10 U.S.C. 2304(c)( ) 41 U.S.C. 253(c)( )			Appropriation: 7520140 Allowance: 2–A2646 OCC: 25.55 CAN: 0921–1032 Amt: $3,000,000.00

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT

	Smallpox Vaccine– Development Thru Licensure				See Sec. B

ESTIMATED

	15G.	TOTAL AMOUNT OF CONTRACT			$432,152,000 est

16. TABLE OF CONTENTS

()	SEC.	DESCRIPTION	PAGE(S)	()	SEC.	DESCRIPTION	PAGE(S)

PART I – THE SCHEDULE				PART II – CONTRACT CLAUSES

	A	SOLICITATION/CONTRACT FORM	I		I	CONTRACT CLAUSES	32–37

	B	SUPPLIES OR SERVICES AND PRICE/COST	2–5	PART III – LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.

	C	DESCRIPTION/SPECS./WORK STATEMENT	6–11		J	LIST OF ATTACHMENTS	38

	D	PACKAGING AND MARKING	12			PART IV – REPRESENTATIONS AND INSTRUCTIONS

	E	INSPECTION AND ACCEPTANCE	13		K	REPRESENTATIONS, CERTIFICATIONS	By Ref
AND OTHER STATEMENTS OF OFFERORS
	F	DELIVERIES OR PERFORMANCE	14–16

	G	CONTRACT ADMINISTRATION DATA	17–20		L	INSTRS., CONDS., AND NOTICES TO OFFERORS

	H	SPECIAL CONTRACT REQUIREMENTS	21–31		M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. CONTRACTOR’S NEGOTIATED AGREEMENT(Contractor is required to sign this document and return ___3__ copies to issuing office.)Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)	18. AWARD(Contractor is not required to sign this document.)Your offer on Solicitation Number _________________________________________ , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)			20A. NAME OF CONTRACTING OFFICER
	Gordon Cameron		Lorenzo J. Falgiano
President & CFO

19B.	NAME OF CONTRACTOR	19C. DATE SIGNED	20B. UNITED STATES OF AMERICA	20C. DATE SIGNED
	11/28/01			11/28/01
BY
(Signature of person authorized to sign)			(Signature of Contracting Officer)

NSN 7540–01–152–8069	26–107	STANDARD FORM 26 (REV. 4–85)
PREVIOUS EDITION UNUSABLE	Computer Generated	Prescribed by GSA

3

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Section B – Supplies Or Services And Prices/Costs

B.1	352.232–74 CONSIDERATION – FIRM–FIXED–PRICE – INCREMENTALLY FUNDED LINE ITEM
	LINE ITEM	SUPPLIES/SERVICES	ESTIMATED QUANTITY/ UNIT	UNIT PRICE/ MONTH	EXTENDED PRICE
	0001	Development, Production and FDA Licensure of Smallpox vaccine	22 Months	$5,722,727	$125,900,000

Guaranteed Minimum: $3,000,000.00

(a)	It is determined that the total price to the Government for full performance of this line item will be $125,900,000

(b)	Total funds currently available for payment and allotted to this line item are $3,000,000.00. For further provisions on funding, see Limitation of Funds clause.

(c)	It is estimated that the amount currently allotted will cover 2 weeks which is scheduled to be completed by December 12, 2001.

(d)	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

(e)	Monthly payments will be made upon submission of a properly executed invoice and submission of the Monthly Progress Reports required per Section C.8.

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B.2	FIRM–FIXED–PRICE (Indefinite quantity/Indefinite delivery)

The following doses shall be delivered to the stockpile for use under an IND.

		Estimated
Line item	Supplies/Services	quantity/unit				Unit price	Extended price
		(millions)				($)	($ million)*

0002	Smallpox Vaccine	50	–	50	doses	*******	*******
	Smallpox Vaccine	51	–	55	doses	*******	*******
	Smallpox Vaccine	56	–	60	doses	*******	*******
	Smallpox Vaccine	61	–	65	doses	*******	*******
	Smallpox Vaccine	66	–	70	doses	*******	*******
	Smallpox Vaccine	71	–	75	doses	*******	*******
	Smallpox Vaccine	76	–	80	doses	*******	*******
	Smallpox Vaccine	81	–	85	doses	*******	*******
	Smallpox Vaccine	86	–	90	doses	*******	*******
	Smallpox Vaccine	91	–	95	doses	*******	*******
0003	Smallpox Vaccine	96	–	100	doses	*******	*******
	Smallpox Vaccine	101	–	105	doses	*******	*******
	Smallpox Vaccine	106	–	110	doses	*******	*******
	Smallpox Vaccine	111	–	115	doses	*******	*******
	Smallpox Vaccine	116	–	120	doses	*******	*******
	Smallpox Vaccine	121	–	125	doses	*******	*******
	Smallpox Vaccine	126	–	130	doses	*******	*******
	Smallpox Vaccine	131	–	135	doses	*******	*******
	Smallpox Vaccine	136	–	140	doses	*******	*******
	Smallpox Vaccine	141	–	145	doses	*******	*******
0004	Smallpox Vaccine	146	–	150	doses	*******	*******
	Smallpox Vaccine	151	–	155	doses	*******	*******
	Smallpox Vaccine	156	–	160	doses	*******	*******
	Smallpox Vaccine	161	–	165	doses	*******	*******
	Smallpox Vaccine	166	–	170	doses	*******	*******
	Smallpox Vaccine	171	–	175	doses	*******	*******
	Smallpox Vaccine	176	–	180	doses	*******	*******
	Smallpox Vaccine	181	–	185	doses	*******	*******
	Smallpox Vaccine	186	–	190	doses	*******	*******
	Smallpox Vaccine	191	–	195	doses	*******	*******
0005	Smallpox Vaccine	196	–	200	doses	*******	*******
	Smallpox Vaccine	201	–	205	doses	*******	*******
	Smallpox Vaccine	206	–	210	doses	*******	*******
	Smallpox Vaccine	211	–	215	doses	*******	*******
	Smallpox Vaccine	216	–	220	doses	*******	*******
	Smallpox Vaccine	221	–	225	doses	*******	*******
	Smallpox Vaccine	226	–	230	doses	*******	*******
	Smallpox Vaccine	231	–	235	doses	*******	*******
	Smallpox Vaccine	236	–	240	doses	*******	*******
	Smallpox Vaccine	241	–	245	doses	*******	*******
0006	Smallpox Vaccine	246	–	250	doses	*******	*******

* Computed based upon highest estimated quantity for each Line Item
Estimated Minimum Quantity: 50M Doses
Estimated Maximum Quantity: 250M Doses

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B.3	FIRM–FIXED–PRICE

The prices below include the cost associated with finalizing the vaccines delivered under line items 0002–0006 as FDA licensed vaccines.

LINE ITEM	SUPPLIES/SERVICES	ESTIMATED QUANTITY/ UNIT	UNIT PRICE	EXTENDED PRICE *

0007	Smallpox Vaccine	50M Doses	*******	*******
0008	Smallpox Vaccine	51M–100M Doses	*******	*******
0009	Smallpox Vaccine	101M–150M Doses	*******	*******
0010	Smallpox Vaccine	151M–200M Doses	*******	*******
0011	Smallpox Vaccine	201M–250M Doses	*******	*******

*	Computed based upon highest estimated quantity for each Line Item
Estimated Minimum Quantity: 50M Doses
Estimated Maximum Quantity: 250M Doses

B.4	FIRM–FIXED–PRICE

	ITEM	SUPPLIES/SERVICES	ESTIMATED QUANTITY/ UNIT	UNIT PRICE/ MONTH/ DOSE	EXTENDED PRICE *

	0012	Program Management	50M Doses	*******	*******
		*******	51M–100M Doeses	*******	*******
			101M–150M Doses	*******	*******
			151M–200M Doses	*******	*******
			201M–250M Doses	*******	*******	_______

*******
*******

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OPTION ITEMS
B.5	FIRM–FIXED–PRICE (Indefinite Quantity/Indefinite Delivery)

Estimated
Line item	Supplies/Services	quantity/unit		Unit price	Extended price
		(millions)		($)	($ million)*

00013	Smallpox Vaccine	50 – 50	doses	*******	*******
	Smallpox Vaccine	51 – 55	doses	*******	*******
	Smallpox Vaccine	56 – 60	doses	*******	*******
	Smallpox Vaccine	61 – 65	doses	*******	*******
	Smallpox Vaccine	66 – 70	doses	*******	*******
	Smallpox Vaccine	71 – 75	doses	*******	*******
	Smallpox Vaccine	76 – 80	doses	*******	*******
	Smallpox Vaccine	81 – 85	doses	*******	*******
	Smallpox Vaccine	86 – 90	doses	*******	*******
	Smallpox Vaccine	91 – 95	doses	*******	*******
00014	Smallpox Vaccine	96 – 100	doses	*******	*******
	Smallpox Vaccine	101 – 105	doses	*******	*******
	Smallpox Vaccine	106 – 110	doses	*******	*******
	Smallpox Vaccine	111 – 115	doses	*******	*******
	Smallpox Vaccine	116 – 120	doses	*******	*******
	Smallpox Vaccine	121 – 125	doses	*******	*******
	Smallpox Vaccine	126 – 130	doses	*******	*******
	Smallpox Vaccine	131 – 135	doses	*******	*******
	Smallpox Vaccine	136 – 140	doses	*******	*******
	Smallpox Vaccine	141 – 145	doses	*******	*******
00015	Smallpox Vaccine	146 – 150	doses	*******	*******
	Smallpox Vaccine	151 – 155	doses	*******	*******
	Smallpox Vaccine	156 – 160	doses	*******	*******
	Smallpox Vaccine	161 – 165	doses	*******	*******
	Smallpox Vaccine	166 – 170	doses	*******	*******
	Smallpox Vaccine	171 – 175	doses	*******	*******
	Smallpox Vaccine	176 – 180	doses	*******	*******
	Smallpox Vaccine	181 – 185	doses	*******	*******
	Smallpox Vaccine	186 – 190	doses	*******	*******
	Smallpox Vaccine	191 – 195	doses	*******	*******
00016	Smallpox Vaccine	196 – 200	doses	*******	*******
	Smallpox Vaccine	20 1– 205	doses	*******	*******
	Smallpox Vaccine	206 – 210	doses	*******	*******
	Smallpox Vaccine	211 – 215	doses	*******	*******
	Smallpox Vaccine	216 – 220	doses	*******	*******
	Smallpox Vaccine	221 – 225	doses	*******	*******
	Smallpox Vaccine	226 – 230	doses	*******	*******
	Smallpox Vaccine	231 – 235	doses	*******	*******
	Smallpox Vaccine	236 – 240	doses	*******	*******
	Smallpox Vaccine	241 – 245	doses	*******	*******
00017	Smallpox Vaccine	246 – 250	doses	*******	*******

* Computed based upon highest estimated quantity for each Line Item
Estimated Minimum Quantity:   50M Doses
Estimated Maximum Quantity: 250M Doses

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Section C – Description/Specification/Work Statement

The Contractor shall provide the necessary services and supplies as described in the Statement of Work below:
C.1	BACKGROUND

The United States Government has recognized the need to maintain a stockpile of a smallpox vaccine to deal with the consequences if smallpox virus were used as a terrorist weapon against the civilian population. The Department of Health and Human Services (DHHS), Centers for Disease Control and Prevention (CDC), National Center for Infectious Diseases (NCID), has been charged with the responsibility to award a contract to stockpile vaccine in the shortest time possible, but not later than 12 months after award of contract. This contract contemplates the development, licensing, and production of a new product.

C.2	PURPOSE

The purpose of this contract is to provide a stockpile of smallpox vaccines in the shortest timeframe possible to be used in case of a public health emergency and maintain current Good Manufacturing Practices (cGMP) capacity for the production of the smallpox vaccine for the life of the contract.

C.3	SCOPE OF WORK

The Contractor, as an independent organization and not as an agent of the Government, shall furnish all labor, materials, supplies, facilities, equipment, transportation and travel required to develop a candidate smallpox vaccine, produce compliant pilot lots for testing vaccines, conduct clinical trials, obtain final FDA licensure, produce a minimum of 50 million doses of the vaccine to include bifurcated needles and diluent as appropriate for administration of the vaccines,******* in case of an emergency.

C.4	SPECIFIC TECHNICAL REQUIREMENTS

1.	Development and Licensure of a Smallpox Vaccine

	a.	The Contractor shall develop a new smallpox vaccine that meets the following specifications:

		(1)	Product Specifications: The smallpox vaccine shall be partially purified vaccinia virus packaged in freeze–dried units of 100 doses per container when administered by bifurcated needle (multiple pressure or multiple puncture administration). *******Product storage conditions should be optimized for longest possible retention of vaccine potency.

		(2)	Cell Culture Substrate: The smallpox vaccine shall be produced in Vero cell culture substrate.

		(3)	Vaccine Seed Stock: The New York City Department of Health Laboratory strain of vaccinia virus or derivatives of this strain shall be used.

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	(4)	Seed Lot Analysis: The Contractor shall analyze the seed lot following standard assays to determine genomic integrity, absence of adventitious agents, and other tests as appropriate as decided upon in consultation with FDA.

	(5)	Bifurcated Needles:Each vaccine product shall include solid stainless steel needles, approximately 2.5 inches long with sharpened bifurcated end to administer single dose by percutaneous route (also called scarification) with multiple–puncture technique. These needles shall meet the same FDA requirements that are now being used in the current smallpox vaccinations.

	(6)	Diluent – Lyophilized Vaccine:

Each vial of lyophilized vaccine shall be accompanied by a vial of diluent. The vial shall contain diluent for 100 doses per vial when the smallpox vaccine is reconstituted. This diluent shall be required to hold 1 dose (estimated 250,000 pfu in a volume of approximately 0.0025 ml) in the bifurcated vaccination needle for administration.

b.	The Contractor shall perform the tasks required to develop and license the new vaccine in accordance with the following phases:

	(1)	Selection of the Vaccine Candidate

The strain of vaccinia to be used for final product development is a new, purified cell–culture adapted derivative of the New York Board of Health strain. The vaccine candidate will be developed to molecular and non–clinical biological criteria equivalence to DryVax.

	(2)	cGMP Production of Cell Banks

The Contractor shall manufacture Master and Manufacturer’s Working Cell Banks of the contractor–specified cell culture substrate, which shall be used for vaccine manufacture. *******The Cell Banks shall be fully qualified using all cGMP requirements and shall be extensively tested for the absence of adventitious agents.

	(3)	Manufacture Clinical Grade Vaccine

The Contractor shall conduct cGMP manufacture of the vaccine. A vaccine seed lot system for manufacturing shall be used. Master and Production seeds shall be manufactured in a cell substrate and fully tested for absence of adventitious agents. The seeds shall meet established criteria for potency, identity, and safety. A Pilot Lot of vaccine shall then be manufactured under cGMP. The vaccine production process shall include purification steps, and the final product shall pass release tests including absence of adventitious agents and endotoxin, potency, identity, and concentrations of residuals including DNA and host cell proteins. The Pilot lot of vaccine shall be wet frozen or lyophilized in a pharmaceutically acceptable, stabilized formulation.

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		(4)	IND and Phase 1 Trial

The Contractor shall file an Investigational New Drug Application (IND) to the US Food and Drug Administration. After receiving FDA approval, a Phase 1 clinical trial shall be performed to provide preliminary evidence of safety, take rate, and immunogenicity. To achieve the intended timetable, production of the initial lot may have to proceed concurrently with Phase 1 clinical trials. Clinical trials shall be performed either at an NIH Vaccine Test Center (VTC) or other location designated by the CDC.

		(5)	Final Manufacturing Process

The Contractor shall complete final improvements to the process for manufacturing vaccinia vaccine, with special attention to downstream virus purification; to definition of a stabilized formulation containing bacteriostatic excipient(s); and to lyophilization process for final filled product. Upon completion of process development, three sequential consistency lots of vaccine at full scale shall be manufactured under cGMP. The manufacturing process shall be fully validated and the process documented in a Biologics License Application (BLA). The Contractor shall endeavor to negotiate with FDA to initiate a ‘Rolling BLA’ in which the manufacturing and control data would be submitted to the FDA in advance of clinical trial data, in order to initiate and accelerate the review process. Four Inspection Lots of vaccine shall be manufactured during this Phase to allow FDA to inspect the process, as part of the Agency’s BLA review.

		(6)	Pivotal Clinical Trials and BLA

The Contractor shall conduct two concurrent clinical trials, the objective of which is to provide clinical evidence for safety, efficacy and consistency of manufacture. Such trials shall be conducted at either an NIH VTC or other location designated by the CDC. A Phase 2/3 clinical trial shall utilize vaccine manufactured by the final scale process. The new vaccine shall be compared with DryVax in a trial appropriately powered to demonstrate noninferiority for the primary efficacy endpoint (local cutaneous reaction). A concurrent Phase 3 trial of the new vaccine shall provide safety data in a study population of sufficient size to support licensure of a new vaccine. The clinical trial results shall be filed as the final part of the BLA submission. Licensure shall be obtained for both adult and pediatric applications. The FDA shall be requested to provide an accelerated review of the BLA. The Contractor is required to obtain FDA licensure at the end of this Phase.

2.	Full Scale Production (Delivery of Vaccines to Stockpile)

	a.	Vaccines for Use under an IND

The Contractor shall deliver the quantity of doses specified under Section B.2 herein to the vaccine stockpile for release

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under an investigational protocol by December 31, 2002. The vaccine shall be filled and finished in 100 dose vials. The vaccine delivered to the stockpile shall include bifurcated needles, package inserts, consent forms, diluent as appropriate, packaging kits and packaging materials.

	b.	Licensed Vaccine

All vaccine lots produced and placed in the IND stockpile shall be processed to meet final FDA licensure requirements.

*******

*******

		b.	Quality Control Potency Testing

			(1)	Periodic quality control potency testing shall be conducted by the Contractor as required by the FDA to maintain licensed product.

			(2)	Periodic retesting of the stockpile inventory for potency purposes, if required, shall be conducted by the Contractor.

		c.	Shipping

			(1)	All vaccine shall be shipped free on board (f.o.b.) destination.

			(2)	The Contractor shall deliver all stockpile orders (initial and replacement) to the consignee designated in the delivery order ******* within twelve (12) months from date of award.

			(c)	The Government will issue a shipping order specifying the address(es) to which vaccines shall be delivered. The Contractor shall deliver such vaccines within ******* after receipt of the shipping order (see Section F). It is anticipated that shipping order requests will be issued electronically via either e–mail or fax.

			(d)	The Contractor shall use a mode of shipment that will ensure delivery of vaccines to the designated consignee within *******
	4.	Security

The contractor shall develop and implement a security plan for the manufacture *******of vaccine acceptable to the Government.

C.5	EMERGENCY CONTACTS

The Contractor shall provide a point of contact that will be available 24 hours per day, seven days per week to be contacted in case of a public health emergency.

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C.6	DISPOSITION OF VACCINE INVENTORY AT CONTRACT CLOSEOUT

Upon expiration or termination (including partial termination) of this contract, the Government may effect final distribution of any vaccine ******* by any one or combination of the following methods:

	1.	The Government may elect to direct the Contractor, at the Contractor’s expense, ******* prior to the contract termination date, to a consignee(s) designated by the Government, all vaccine *******

	2.	The Government may offer the vaccine to be repurchased by the Contractor at the original purchase price.

	3.	The Government may elect to direct the Contractor to destroy the vaccine in storage ******* If the Contractor is required to destroy the vaccine, an equitable adjustment may be required.

C.7	DISPOSITION OF EXPIRED VACCINES

The Government may elect to handle disposition of expired vaccines by any one or combination of the following methods:

	1.	The Government may elect to direct the Contractor, at the Contractor’s expense, ******* all vaccines scheduled to expire within 30 calendar days *******

	2.	The Government may elect to direct the Contractor to destroy the vaccine ******* If the Contractor is required to destroy the vaccine ******* an equitable adjustment may be required.

C.8	REPORTING REQUIREMENTS

The Contractor shall submit real time and a Monthly Progress Report. The Monthly Progress Report shall include the information listed below that is applicable for the performance period during the month being reported. The Contractor shall submit one copy of the Monthly Progress Report electronically via e–mail. Any attachments to the e–mail report shall be submitted in Microsoft Word or WordPerfect 9 or compatible version.

	1.	Procurement of the vaccinia strains;

	2.	Quality control testing of acquired virus (genomic integrity) and purity;

	3.	Development of cell culture substrate;

	4.	Pilot lots plaque assay results;

	5.	FDA inspections and consultation results or recommendation;

	6.	******* stability studies for expiration date results (real time and accelerated);

	7.	Security assessment, problems and recommendations;

	8.	Clinical trial study results;

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9.	Scale up to full production capacity assessment problems and recommendations, to include raw material procurement status;

10.	Quality Control Potency assessment;

*******

*******

*******

14.	Overall project assessment, problems encountered and recommended solutions, etc.

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Section D – Packaging and Marking

D.1	PACKAGING AND MARKING REQUIREMENTS

	(a)	Packaging shall be standard commercial to accommodate refrigerated and/or frozen items to ensure acceptance by common carrier for safe delivery to destination.

	(b)	All shipping mailing containers shall be marked showing the Contract Number and marked clearly as refrigerated and/or frozen items.

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Section E – Inspection and Acceptance

FAR SOURCE	TITLE AND DATE
52.246–16	Responsibility for Supplies (Apr 1984)
52.246–2	Inspection of Supplies-Fixed-Price (Aug 1996)
52.246–4	Inspection of Services-Fixed-Price (Aug 1996)

E.1	INSPECTION AND ACCEPTANCE

	(a)	Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contracting Officer, or his duly authorized representative (who for the purposes of this contract shall be the Project Officer) at the destination of the articles, services or documentation.

	(b)	The Government may designate one or more representatives to perform on site inspection(s) of the physical plant(s) on a full or part time basis. Plant inspection, as a minimum will include Device Master Records, document control procedures, facilities, personnel training records, equipment process procedures, and Quality Assurance Program reviews. Further, the on site representative(s), if designated, will perform the inspection and acceptance of articles, services and documentation contained in (a) above.

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Section F – Deliveries or Performance
FAR SOURCE	TITLE AND DATE
52.242–15	Stop Work Order (Aug 1989)
52.242–17	Government Delay of Work (Apr 1984)
52.247–34	F.O.B. Destination (Nov 1991)

F.1	DELIVERABLE(S) SCHEDULE

	(a)	The Contractor shall deliver, within the timeframes specified, all items listed below to the Contracting Officer at the address shown on the face page of the contract. The Contractor shall deliver Item Numbers 1, 2, 3, 4, 5, 8 and 9 to the Project Officer at the following address:

Centers for Disease Control and Prevention Attn: Project Officer 1600 Clifton Road, Mail Stop D09 Atlanta, GA. 30333

Item No.	Description	No. of Copies	Delivery Date

1	Monthly Progress Report	1	By the 10th of each Month following the end of the month being reported

2	Proof of Filing Application with FDA to perform Clinical Trials (if applicable)	1	Within 45 Calendar Days following pilot lot production that included all quality control and release testing required for use in clinical trials

3	Proof of Filing Application with FDA for Licensure of Vaccines	1	Within 7 Calendar Days after filing the application with FDA

Item No.	Description	No. of Copies	Delivery Date

4	Draft Security PlanS	2	30 Calendar Days After Award of the Contract

5	Final Security Plan	2	10 Calendar Days After Receipt of the Government’s Comments

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6	Confidentiality Agreements	1	Prior to
			Performance of
			Work Under the
			Contract

7	Evidence of Registration with	1	Prior to
	the Secretary of Agriculture of		Undertaking
	the United States – Care of Live		Performance of
	Vertebrate Animals		Tasks Involving
			Live Vertebrate
			Animals

8	Contractor IRB Approval	1	Prior to
			Expending Funds
			for Research
			Involving Human
			Subjects

9	Annual IRB Certification		Prior to the
			Expiration of
			Current Approval

10	Assurance of Compliance on File	1	Prior to
	with the Office Human Research		Undertaking
	Protection (OHRP)		Performance of
			Tasks Involving
			Human Subjects

(b)	The Contractor shall deliver the following items to the consignee specified in each delivery order or shipping order within the timeframe specified below:

Item No.	Description	Quantity	Delivery Date

1	Vaccine Products for	As Specified	12/31/02
	Stockpile to be used	In Section B.2
Under an IND in an
Emergency Situation

2	Finalization of Vaccines	As specified	To be determined
	Delivered for Use Under	In Section B.3	At the time the
	IND as FDA Licensed		Modification is
	Vaccines		Issued to Fund
The Line Item

3	*******	To Be	*******
		Specified	Shipping
		On Each	*******
Shipping
Order

(c	)	The Contractor shall deliver the following items to the Government to the locations specified by the Government within the timeframe specified below:

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Item No.	Description	Quantity	Delivery Date

1	Vaccine Schedule to Expire	To Be	To Be Negotiated
	Stockpile	Determined

F.2	PERIOD OF PERFORMANCE

The period of performance for the basic contract will be for 60 months from date of award. The period of performance for delivery orders will be negotiated with the Contractor prior to award of the delivery order. The actual period of performance for delivery orders may extend beyond the contract period.

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Section G – Contract Administration Data

G.1	EVALUATION OF CONTRACTOR’S PERFORMANCE (SERVICES)

(a)	Purpose

In accordance with FAR 42.1502, the Contractor’s performance will be periodically evaluated by the Government, in order to provide current information for source selection purposes. These evaluations will therefore be marked “Source Selection Information.”

(b)	Performance Evaluation Period

The Contractor’s performance will be evaluated at least annually.

(c)	Evaluators

The performance evaluation will be completed jointly by the Project officer and the Contracting officer.

(d)	Performance Evaluation Factors

The contractor’s performance will be evaluated in accordance with the attachment listed in Section J titled Performance Evaluation Report.

(e)	Contractor Review

A copy of the evaluation will be provided to the contractor within ten working days after completion of the evaluation. The contractor shall submit comments, rebutting statements, or additional information to the Contracting Officer within 30 calendar days after receipt of the evaluation.

(f)	Resolving Disagreements Between the Government and the Contractor

Disagreements between the parties regarding the evaluation will be reviewed at a level above the Contracting Officer. The ultimate conclusion on the performance evaluation is a decision of the contracting agency. Copies of the evaluation, contractor’s response, and review comments, if any, will be retained as part of the evaluation.

(g)	Release of Contractor Performance Evaluation Information

The completed evaluation will not be released to other than Government personnel and the contractor whose performance is being evaluated. Disclosure of such information could cause harm both to the commercial interest of the Government and to the competitive position of the contractor being evaluated as well as impede the efficiency of Government operations.

(h)	Source Selection Information

Departments and agencies may share past performance information with other Government departments and agencies when requested to support future award decisions. The information may be provided

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through interview and/or by sending the evaluation and comment document to the requesting source selection official.

	(i)	Retention Period

The agency will retain past performance information for a maximum period of three years after completion of contract performance for the purpose of providing source selection information for future contract awards.

G.2	PAYMENTS BY ELECTRONIC FUNDS TRANSFER

(a)	The Government shall use electronic funds transfer to the maximum extent possible when making payments under this contract. FAR 52.232–34, Payment by Electronic Funds Transfer – Other than Central Contractor Registration, incorporated by reference in Section I, requires the contractor to designate in writing a financial institution for receipt of electronic funds transfer payments.

(b)	The contractor shall make the designation by submitting the form titled “ACH Vendor/Miscellaneous Payment Enrollment Form” to the address indicated below. Note: The form is either attached to this contract (see Section J, List of Attachments) or may be obtained by contacting the Contracting Officer or the CDC Financial Management Office at (404) 687–6666.

(c)	In cases where the contractor has previously provided such designation, i.e., pursuant to a prior contract/order, and been enrolled in the program, the form is not required.

(d)	The completed form shall be mailed after award, but no later than 14 calendar days before an invoice is submitted, to the following address:

Centers for Disease Control & Prevention (CDC)
Financial Management Office
Post Office Box 15580
Atlanta, GA 30333

G.3	INVOICE SUBMISSION

	(a)	Invoices

		(1)	The Contractor shall submit an original and three (3) copies of contract invoices to the Contracting Officer at the address shown on the face page of the contract.

		(2)	The Contractor agrees to include (as a minimum) the following information on each invoice:

i.	Contractor’s Name & Address;
ii.	Contractor’s Tax Identification Number (TIN);
iii.	Contract Number;
iv.	Invoice Number;
v.	Invoice Date;
vi.	Contract Line Item Number (per Section B);
vii.	Quantity;

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	viii.	Unit Price & Extended Amount for each line item;
	ix.	Total Amount of Invoice; and
	x.	Name, title and telephone number of person to be notified in the event of a defective invoice.

G.4	PROJECT OFFICER

	(a)	Performance of the work hereunder shall be subject to the technical directions of the designated Project Officer for this contract.

	(b)	As used herein, technical directions are directions to the Contractor which fill in details, suggests possible lines of inquiry, or otherwise completes the general scope of work set forth herein. These technical directions must be within the general scope of work, and may not alter the scope of work or cause changes of such a nature as to justify an adjustment in the stated contract price/cost or period of performance, or any stated limitation thereof. In the event that the Contractor feels that full implementation of any of these directions may exceed the scope of the contract, he or she shall notify the originator of the technical direction and the Contracting Officer in a letter separate of any required report(s) within two (2) weeks of the date of receipt of the technical direction and no action shall be taken pursuant to the direction. If the Contractor fails to provide the required notification within the said two (2) week period that any technical direction exceeds the scope of the contract, then it shall be deemed for purposes of this contract that the technical direction was within the scope. No technical direction, nor its fulfillment, shall alter or abrogate the rights and obligations fixed in this contract.

	(c)	The Government Project Officer is not authorized to change any of the terms and conditions of this contract. Changes shall be made only by the Contracting Officer by properly written modification(s) to the contract.

	(d)	The Government will provide the Contractor with a copy of the delegation memorandum for the Project Officer. Any changes in Project Officer delegation will be made by the Contracting Officer in writing with a copy being furnished to the Contractor.

G.5	CONTRACTING OFFICER

(a)	The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

(b)	No information, other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the United States Government, or otherwise, shall be considered grounds for deviation from any stipulation of this contract.

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G.6	CONTRACT COMMUNICATIONS/CORRESPONDENCE

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting thereon the contract number from Page 1 of the contract.

G.7	PRIVACY ACT MONITOR

The Project Officer is hereby designated as the Privacy Act Monitor for this contract.

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Section H – Special Contract Requirements

H.1	KEY PERSONNEL

The key personnel cited below are considered essential to the work being performed under the contract. If these individuals leave the Contractor’s or Subcontractor’s employ or are reassigned to other programs, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion or replacement shall be made by the Contractor without the written consent of the Contracting Officer.

Personnel	Title

*******	*******
*******	*******

*******	*******

H.2	KEY SUBCONTRACTS

The subcontractor cited below was evaluated by the Government in the source selection process and is considered key to both the award and successful performance of the contract. If the contractor is unable to execute a subcontract with this firm that is acceptable to both parties, the contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion of work or replacement of the below listed subcontractor shall be made by the Contractor without the written consent of the Contracting Officer.

Subcontractor	Scope of Subcontract

Baxter Healthcare	Manufacture crude bulk vaccine;
******* shipment, and kit
Preparation

H.3	PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES

The contractor is hereby notified of the restrictions on the use of Department of Health and Human Service’s funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 31, United Stated Code among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203–12.

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In addition, the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive–legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

H.4	SMOKE FREE ENVIRONMENT

In compliance with Department of Health and Human Services (DHHS) regulations, all contractor personnel performing work within CDC/ATSDR facilities shall observe the CDC/ATSDR smoke–free working environment policy at all times. This policy prohibits smoking in all CDC/ATSDR buildings and in front of buildings which are open to the public. This policy is also applicable to contractor personnel who do not work full–time within CDC/ATSDR facilities, but are attending meetings within CDC/ATSDR facilities.

H.5	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The Representations, Certifications and Other Statements of Offerors submitted by Acambis, Inc. dated November 2, 2001 are hereby incorporated by reference, with the same force and effect as if they were given in full text.

H.6	DATA SUBJECT TO CONFIDENTIALITY REQUIREMENTS

The type(s) of data subject to the clause at 352.224–70, Confidentiality of Information, which has been incorporated by reference in Section I, are as follows:

Personal Identifiers

Following are the requirements for handling these data:

See Contractor’s Security Plan submitted as deliverable under the contract.

H.7	SAFEGUARDS FOR INDIVIDUALS AND ESTABLISHMENTS AGAINST INVASION OF PRIVACY

In accordance with Section 308(d) of the Public Health Service Act (42 U.S.C. 242m), the Contractor is required to give an assurance of confidentiality and to provide safeguards to ensure that

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confidentiality is maintained. To provide this assurance and these safeguards the Contractor shall:

(a)	Be bound by the following assurance:

Assurance of Confidentiality

In accordance with Section 308(d) of the Public Health Service Act (42 U.S.C. 242m), the Director, CDC, assures each respondent that the confidentiality of responses to this information request will be maintained by the Contractor and CDC and that no information obtained in the course of this activity may be disclosed in a manner in which the particular establishment or individual supplying the information or described in it is identifiable, unless such establishment or individual has consented to such disclosure, to anyone other than authorized staff of CDC.

(b)	Maintain the following safeguards to ensure that this confidentiality is protected by the Contractor’s employees and to provide for the physical security of the records:

(i) After having read the above assurance of confidentiality, each employee of the Contractor participating in this project must sign the following statement of understanding:

I have carefully read and I understand the CDC assurance that pertain to the confidential nature of all records to be handled in regard to this survey. As an employee of the Contractor I understand that I am prohibited by law from disclosing any confidential information obtained under the terms of this contract to anyone other than authorized staff of CDC.

Signature Date

(ii) To preclude observation of confidential information by persons not employed on the project, the Contractor shall maintain under lock and key all confidential records that identify establishments or individuals or from which establishments or individuals could be identified. Specifically, at each site where these items are processed or maintained, all confidential records that will permit identification of establishments or individuals are to be kept in locked containers when not in use by the Contractor’s employees. The keys or other means of access to these containers are to be held by a limited number of the Contractor’s staff at each site. When confidential records are being used in a room, admittance to the room is to be restricted to employees pledged to confidentiality and employed on this project. If at any time the Contractor’s employees are absent from the room, it is to be locked.

(iii) The Contractor and the Contractor’s professional staff will take steps to ensure that the intent of the statement of understanding is enforced at all times through appropriate qualifications standards for all personnel working on this

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project and through adequate training and periodic follow up procedures.

(c)	Print on the questionnaire in a clearly visible location and in clearly visible letters in the following notice of the confidential treatment to be accorded the information on the questionnaire by any individual who may see it:

Confidential Information

Information contained on this form which would permit identification of any individual or establishment has been collected with a guarantee that it will be held in strict confidence by the Contractor and CDC, will be used only for purposes stated in this study, and will not be disclosed or released to anyone other than authorized staff of CDC without the consent of the individual or establishment in accordance with Section 308(d) of the Public Health Service Act (42 U.S.C. 242m).

(d)	In a letter or other form that can be retained by the individual or the establishment, or on the questionnaire form itself if it is a self–administered questionnaire, inform in clear and simple terms each individual or establishment asked to supply information:

(i) That the collection of the information by CDC and its Contractor is authorized by Section 306 of the Public Health Service Act (42 U.S.C. 242k);

(ii) Of the purpose or purposes for which the information is intended to be used, any plans for disclosures of information in a form that would permit the identification of an establishment or individual, and a statement that the data will be used solely for epidemiological or statistical research and reporting purposes;

(iii) That participation is voluntary and there are no penalties for declining to participate in whole or in part; and

(iv) That no information collected under the authority of Section 306 of the Public Health Service Act (42 U.S.C. 242k) may be used for any purpose other than the purpose for which it was supplied, and that information may not be published or released in other form to anyone other than authorized staff of CDC if the particular establishment or individual supplying the information or described in it is identifiable, unless the establishment or individual has consented to such release.

(e)	Release no information from the data obtained or used under this contract to any person except authorized staff of CDC.

(f)	By a specified date, which may be no later than the date of completion of the contract, return all study data to CDC or destroy all such data, as specified by the contract.

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H.8	PRIVACY ACT APPLICABILITY

Notification is hereby given that the Contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The Contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 09–20–0136, Epidemiologic Studies and Surveillance of Disease Problems has been attached for your convenience (see Attachment G). A copy of 45 CFR Part 5b, Privacy Act Regulations, will be provided by the Government under separate cover if requested by the Contractor.

H.9	LABORATORY LICENSE REQUIREMENTS

The Contractor shall comply with all applicable FDA requirements, requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended) and the Current Good Manufacturing Practice Regulations (cGMP). This requirement shall also be included in any subcontract for services under the contract.

H.10	MANUFACTURING STANDARDS

(a) The Current Good Manufacturing Practice Regulations (cGMP) (21 CFR Parts 210–211) will be the standard to be applied for manufacturing, processing and packing of this vaccine.

(b) If at any time during the life of the contract, the Contractor fails to comply with cGMP in the manufacturing, processing and packaging of this vaccine and such failure results in a material adverse effect on the safety, purity or potency of this vaccine (a material failure) as identified by the Center for Biologics Evaluation and Research of the Food and Drug Administration, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If the Contractor fails to take such an action within the thirty (30) calendar day period, then the contract may be terminated.

H.11	FORCE MAJEURE

This contract seeks the development, ******* and availability of a smallpox vaccine to the Government in the event of a national bioterrorism emergency. The Contractor ******* The Contractor will not be responsible for damages to ******* if due to force majeure and without the fault or negligence of the Contractor. For purposes of this agreement, force majeure shall include the causes of excusable delay set forth in FAR 52.249–14 except in so far as subsection (a)(5) of such clause includes smallpox epidemics.

H.12	TITLE TO VACCINES – CONTRACTOR’S STOCKPILE

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Title of the vaccines will be transferred to the Government upon payment for the vaccines by the Government. Payment will be made upon acceptance of the vaccines by the Government and upon receipt of a proper invoice by the office specified under Section G.3. (This contract contains no provisions for deductions as cited in FAR 52.232–1, Payments for the line items in Section B.)

H.13	INDEMNIFICATION
The vaccine ******* request for indemnification under Public Law 85–804.

H.14	DISSEMINATION OF INFORMATION

Information related to this contract or to data obtained or generated under this contract may be released or publicized only after coordination with the Contracting Officer and the Contractor, provided, however, that the Contractor may, notwithstanding anything in this clause or clause HHSAR 352.224–70 to the contrary, disclose such information (i) to regulatory authorities as may be required to obtain all product marketing authorizations and pricing approvals in connection with the exercise by Contractor of its rights under Section H.26 and (ii) to such third parties, under appropriate confidentiality restrictions, as may be necessary or useful in connection with the research, development, registration, manufacturing, ******* and marketing of smallpox vaccine hereunder. The restrictions set forth above shall not prohibit the Government from making disclosures required by law, provided that the Government shall take all actions available under the circumstances to protect such information.

H.15	352.280–1(b) PROTECTION OF HUMAN SUBJECTS (Oct 1986)

(a) The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor’s current Assurance of Compliance on file with the Office for Human Research Protection (OHRP). The Contractor further agrees to provide certification at least annually that the institutional review board has reviewed and approved the procedures which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

(b) The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. Nothing in this contract shall be deemed to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent Contractor without imputing liability on the part of the Government for the acts of the Contractor or it employees.

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(c) If at any time during performance of this contract, the Contracting Officer determines, in consultation with the OHRP, that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects such noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with OHRP, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those Contractors with approved Health and Human Services Human Subject Assurances.

H.16	SECURITY PLAN REQUIREMENTS

The work performed by the contractor at the Acambis and Baxter operations for manufacturing, ******* distribution will be performed under a detailed security plan that ensures ******* The Contractor shall develop a written Draft Security Plan for the protection ******* submit the plan to the Contracting Officer and Project Officer within 30 calendar days after award of the contract. The Draft Security Plan shall describe ******* The Draft Security Plan shall also include the contractor’s plans for conducting background investigations for all employees and subcontractors *******

This plan shall ensure confidentiality and integrity of and timely access by authorized individuals to data, information and information technology systems, and consistent with OMB Circular A–130, Appendix III. ******* A sample security plan, based on the CDC model, is provided as an attachment in section J.

The Project Officer and the Information Protection and Systems Security (IPASS) Coordinator will review the plan and submit comments to the Contractor within ten (10) calendar days after receipt. The Contractor shall revise the Security Plan, if required, and submit a final Security Plan to the Government with ten (10) working days after receipt of the Government’s comments. A failure to agree on the adequacy of the contractor’s security plan shall be resolved in accordance with the provision of Section I, FAR 52.233–1 “Disputes”.

Performance of work under this contract shall be in accordance with this written Security Plan.

H.17	ACCESS AND LIMITATION ON DISCLOSURE

The Contractor shall require each employee to sign a written Confidentiality Agreement for Access and Limitation on Disclosure that has been specifically adjusted to the duties assigned, before access to any federal Information Technology (IT) device or to any data or information that is exempt from public disclosure (e.g. Privacy Act, Proprietary, Data Collected Under an Assurance of Confidentiality, etc.) may be granted. A sample Confidentiality Agreement from is provided as an attachment in Section J. The Confidentiality Agreements shall be submitted to the Contracting Officer and the Project Officer in accordance with Section F.

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H.18	DELIVERY ORDER AUTHORITY

The Contracting Officer or any individual so designated by the Contracting Officer shall be the only Government officials authorized to place delivery orders under this contract. The Contractor shall not accept any delivery order or verbal request from other Government personnel.

H.19	INCLUSION OF WOMEN AND RACIAL AND ETHNIC MINORITIES IN RESEARCH

It is the policy of the Centers for Disease Control and Prevention (CDC) and the Agency for Toxic Substances and Disease Registry (ATSDR) to ensure that individuals of both sexes and the various racial and ethnic groups will be included in CDC/ATSDR supported research projects involving human subjects, whenever feasible and appropriate. Racial and ethnic groups are those defined in OMB Directive No. 15 and include American Indian, Alaskan Native, Asian, Pacific Islander, Black, and Hispanic. Offerors shall ensure that women, racial, and ethnic minority populations are appropriately represented in proposals for research projects involving human subjects. Where a clear and compelling rationale exists that inclusion is inappropriate or not feasible, this situation must be explained as part of the proposal. This policy does not apply to research studies when the investigator cannot control the race, ethnicity, and/or sex of subjects. Further guidance to this policy is contained in the Federal Register notice dated September 15, 1995.

H.20	HHSAR 352.270–9(b) CARE OF LIVE VERTEBRATE ANIMALS (Jan 2001)

(a)	Before undertaking performance of any contract involving animal related activities, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with
7 U.S.C. 2316 and 9 CFR 2.25 through 2.28. The Contractor shall furnish evidence of such registration to the Contracting Officer.

(b) The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1–2.11, or from a source that is exempt from licensing under those sections.

(c) The Contractor agrees that the care and use of any live vertebrate animals used or intended for use in the performance of this contract will conform with the PHS Policy on Humane Care and Use of Laboratory Animals, the current Animal Welfare Assurance, the Guide for the Care and Use of Laboratory Animals prepared by the Institute of Laboratory Animal Resources and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1–4). In case of conflict between standards, the more stringent standard shall be used.

(d) If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office for Human Research Protection (OHRP), that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further

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payments under this contract until the Contractor corrects such noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete the corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with OHRP, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those Contractors with approved Public Health Service Animal Welfare Assurances.

Note: The Contractor may request registration of his facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737.

H.21	VACCINE DEVELOPMENT SITE

The vaccine development site for this contract shall be at the address shown below. Alternate sites may be used upon receipt of written approval from the Contracting Officer.

*******

H.22	MANUFACTURING SITE

The manufacturing site for vaccine under this contract shall be at the address shown below. Alternate sites may be used upon receipt of written approval from the Contracting Officer.

*******

*******

*******

*******

*******

H.24	GOVERNMENT ASSISTANCE

The Government undertakes to provide the full cooperation of the DHHS, CDC, FDA, and other regulatory authorities in order to facilitate the Contractor’s efforts to develop and obtain licensure of the smallpox vaccine as expeditiously as reasonably possible. All available data, clinical studies and other materials in the possession of such agencies shall be made available as soon as possible for due diligence review and for use under this agreement.

H.25	RESTRICTED AWARD – HUMAN SUBJECT

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This contract requires the awardees to participate in the development and implementation of new study protocols involving human subjects. Under governing regulations, Federal funds which are administered by the Centers for Disease Control and Prevention (CDC) shall not be expended by the awardees for research involving human subjects, nor shall human subjects be involved in research activities by the awardees under this award unless satisfactory evidence of approval by the awardee’s Institutional Review Board for the Protection of Human Subjects (IRB) is submitted to CDC by the awardees within 40 days of development of the protocol by the Steering Committee. Each performance site (if any) must also assure compliance with 45 CFR 46 and receive the IRB’s approval before expenditure of funds or involvement of human subjects. The present award is being made without evidence of IRB approval with the following restriction: only activities which do not directly involve human subjects (i.e., are clearly severable and independent from those activities that do not involve human subjects) may be conducted by the awardee or individual performance sites pending IRB approval of their respective protocols.

H.26	GOVERNMENT FURNISHED PROPERTY

The following property from Contract No. 200–2000–00001 will be furnished to the Contractor within five (5) calendar days after award of the contract:

	1.	3 vials of master virus seed (******* C tested)

	2.	5 vials of production virus seed

H.27	RIGHTS OF THE CONTRACTOR TO MARKET SMALLPOX VACCINE

The Contractor is not prohibited from marketing the smallpox vaccine developed under this contract provided that such marketing does not interfere with performance under this contract.

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Section I – Contract Clauses

Section I-1 – Clauses Incorporated By Reference
I.1	52.252–2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://www.arnet.gov/far/

FAR SOURCE	TITLE AND DATE
52.202–1	Definitions (Oct 1995)
52.203–3	Gratuities (Apr 1984)
52.203–5	Covenant Against Contingent Fees (Apr 1984)
52.203–6	Restrictions on Subcontractor Sales to the Government (Jul 1995)
52.203–7	Anti–Kickback Procedures (Jul 1995)
52.203–8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activities (Jan 1997)
52.203–10	Price or Fee Adjustment for Illegal or Improper Activity (Jan 1997)
52.203–12	Limitation on Payment to Influence Certain Federal Transactions (Jun 1997)
52.204–4	Printing/Copying Double–Sided on Recycled Paper (Aug 2000)
52.209–6	Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (Jul 1995)
52.215–2	Audit and Records – Negotiation (Jun 1999)
52.215–8	Order of Precedence – Uniform Contract Format (Oct 1997)
52.215–14	Integrity of Unit Prices (Oct 1997)
52.215–18	Reversion or Adjustment of Plans for Postretirement Benefits (Oct 1997)
52.217–7	Option for Increased Quantity–Separately Priced Line Item (Mar 1989)
52.219–8	Utilization of Small Business Concerns (Oct 1999)
52.222–3	Convict Labor (Aug 1996)
52.222–26	Equal Opportunity (Feb 1999)
52.222–35	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (Apr 1998)
52.222–36	Affirmative Action for Workers with Disabilities (Jun 1998)
52.222–37	Employment Reports on Disabled Veterans and Veterans of the Vietnam Era (Jan 1999)
52.223–6	Drug–Free Workplace (Jan 1997)
52.223–12	Refrigeration Equipment and Air Conditioners (May 1995)
52.223–14	Toxic Chemical Release Reporting (Oct 1996)
52.224–1	Privacy Act Notification (Apr 1984)
52.224–2	Privacy Act (Apr 1984)
52.225–3	Buy American Act – Supplies (Feb 2000)
52.226–1	Utilization of Indian Organizations and Indian–Owned Economic Enterprises (Jun 2000)
52.227–1	Authorization and Consent (Jul 1995) Alternate I (Apr 1984)

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52.227–11	Patent Rights–Retention by the Contractor (Short Form) (Jun 1997, Alternate II (Jun 1989)
52.227–14	Rights and Data–General (Jun 1987) Alternate I (Jun 1987)
52.227–16	Additional Data Requirements (Jun 1987)
52.227–2	Notice and Assistance Regarding Patent and Copyright Infringement (Aug 1996)
52.229–3	Federal, State, and Local Taxes (Jan 1991)
52.229–5	Taxes—Contracts Performed in U.S. Possessions or Puerto Rico (Apr 1984)
52.232–1	Payments (Apr 1984)
52.232–9	Limitation of Withholding of Payments (Apr 1984)
52.232–11	Extras (Apr 1984)
52.232–17	Interest (Jun 1996)
52.232–18	Availability of Funds (Apr 1984)
52.232.22	Limitation of Funds (Apr 1984)
52.232–23	Assignment of Claims (Jan 1986)
52.232–25	Prompt Payment (Jun 1997)
52.232–34	Payment by Electronic Funds Transfer – Other than Central Contractor Registration (May 1999)
52.233–1	Disputes (Dec 1998) Alternate I (Dec 1991)
52.233–3	Protest after Award (Aug 1996) Alternate I (Jun 1985)
52.242–13	Bankruptcy (Jul 1995)
52.243–1	Changes—Fixed–Price (Aug 1987) Alternate V (Apr 1984)
52.244–5	Competition in Subcontracting (Dec 1996)
52.245–2	Government Property (Fixed Price Contracts) (Dec 1989)
52.249–2	Termination for Convenience of the Government (Fixed–Price) (Sep 1996)
52.249–8	Default (Fixed–Price Supply and Service) (Apr 1984)
52.253–1	Computer Generated Forms (Jan 1991)

HHSAR SOURCE	TITLE AND DATE
352.202–1
352.224–70	Confidentiality of Information (Apr 1984)
352.232–9	Withholding of Contract Payment (Apr 1984)
352.270–6	Publications and Publicity (Jul 1991)
352.270–7	Paperwork Reduction Act (Apr 1984)

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Section I-2 – Clauses Incorporated In Full Text
I.2	FAR 52.215–19 NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997)

	(a)	The Contractor shall make the following notifications in writing:

		(1)	When the Contractor becomes aware that a change in its ownership has occurred, or is certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, the Contractor shall notify the Administrative Contracting Officer (ACO) within 30 days.

		(2)	The Contractor shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

	(b)	The Contractor shall –

		(1)	Maintain current, accurate, and complete inventory records of assets and their costs;

		(2)	Provide the ACO or designated representative ready access to the records upon request;

		(3)	Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, and remaining useful lives are identified accurately before and after each of the Contractor’s ownership changes; and

		(4)	Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each Contractor ownership change.

	(c)	The Contractor shall include the substance of this clause in all subcontracts under this contract that meet the applicability requirement of FAR 15.408(k)

I.3	FAR 52.215–21 REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION OTHER THAN COST OR PRICING DATA – MODIFICATIONS (OCT 1997) ALTERNATE IV (OCT 1997)

	(a)	Submission of cost or pricing data is not required.

	(b)	Provide information described below:

If information is required to determine reasonableness of an equitable adjustment in the price for a line item(s), the information to be provided by the Contractor shall include an itemized cost breakdown of applicable unit price(s). The cost breakdown shall include, as a minimum, the type of labor, estimated number of hours, and hourly rate for each labor category, fringe benefits, overhead, other direct costs, general and administrative, and profit. The requirement of this clause does not entitle the Government to require such information to support the prices included in the contract at time of award.

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I.4	FAR 52.216–18 ORDERING (OCT 1995)

	(a)	Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from the date of award through the expiration date of the contract.

	(b)	All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

	(c)	If mailed, a delivery order or task order is considered “issued” when the Government deposits the order in the mail. Orders may be issued orally, by facsimile, or by electronic commerce methods only if authorized in the Schedule.

I.5	FAR 52.216–19 ORDER LIMITATIONS (OCT 1995)

	(a)	Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than 50,000,000 doses, the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

	(b)	Maximum order. The Contractor is not obligated to honor —

(1) Any order for a single item in excess of 250,000,000 doses;

(2) Any order for a combination of items in excess of 250,000,000 does; or

(3) A series of orders from the same ordering office within ten days that together call for quantities exceeding the limitation in subparagraph (1) or (2) of this section.

	(c)	If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216–21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum–order limitations in paragraph (b) of this section.

	(d)	Notwithstanding paragraphs (b) and (c) of this section, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within five (5) working days after issuance, with written notice stating the Contractor’s intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

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I.6	FAR 52. 216–22 INDEFINITE QUANTITY (Oct 1995)

	(a)	This is an indefinite–quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

	(b)	Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the “maximum.” The Government shall order at least the quantity of supplies or services designated in the Schedule as the “minimum.”

	(c)	Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

	(d)	Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after the expiration date of the delivery order.

I.7	FAR 52 . 244–6 SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCT 1998)

	(a)	Definitions.

“Commercial item”, as used in this clause, has the meaning contained in the clause at 52.202–1, Definitions.

“Subcontract”, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

	(b)	To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

	(c)	Notwithstanding any other clause of this contract, the Contractor is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

(1) 52.222–26, Equal Opportunity (E.O. 11246);

(2) 52.222–35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212(a));

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		(3)	52.222–36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793); and

		(4)	52.247–64, Preference for Privately–Owned U.S.–Flagged Commercial Vessels (46 U.S.C. 1241)(flow down not required for subcontracts awarded beginning May 1, 1996).

	(d)	The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

I.8	INCORPORATION OF TECHNICAL PROPOSAL

Pages 6 through 20 of the technical approach, contained in the contractor’s technical proposal dated November 2, 2001 are incorporated herein by reference. Any variation or deviation from the planned approach shall be coordinated with the Government Project Officer as provided for in Section G.4(b). Provided, however, that should there be a conflict among the provisions of the technical proposal pages as incorporated, and the contract provisions, the contract provisions shall prevail.

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Section J – List Of Attachments

J.1	Applicable Documents

J.2	Contractor Performance Report

J.3	ACH Miscellaneous Payment Enrollment Form

J.4	Order for Supplies or Services, Optional Form 347 (Rev.6/95)

J.5	Sample Confidentiality Agreement

J.6	Sample Security Plan

J.7	09–20–0136, Epidemiologic Studies and Surveillance of Disease Problems